CONTACT:	Michael P. Dickerson	FOR IMMEDIATE RELEASE
	Vice President of Finance and	October 26, 2009
Investor Relations (859) 572-8684
GENERAL CABLE REPORTS THIRD QUARTER RESULTS
HIGHLAND HEIGHTS, KENTUCKY, October 26, 2009 — General Cable Corporation (NYSE: BGC), one of the most globally diversified industrial companies, reported today revenues and earnings for the third quarter ended October 2, 2009. Diluted earnings per share for the third quarter of 2009 were $0.31. Included in these results were approximately $0.09 per share of non-cash net lower of cost or market (LCM) and LIFO inventory accounting related charges and $0.15 per share of non-cash interest charges resulting from a change in accounting for convertible debt. Before the impact of these items, adjusted non-GAAP earnings per share for the third quarter of 2009 would have been $0.55, at the upper end of management’s indicated range of $0.45 to $0.55.
Highlights
•	Reported revenues and adjusted earnings per share within range of management’s guidance

•	Generated $228.9 million of cash flow from operating activities; $365.1 million year-to-date

•	Decreased net debt by $187.3 million to $764.4 million

•	Named one of Fortune’s 100 Fastest Growing Companies for the third consecutive year
Third Quarter Results
Net sales for the third quarter of 2009 were $1,081.8 million, a decrease of $362.6 million, or 25.1%, compared to the third quarter of 2008 on a metal-adjusted basis. Before the impact of $5.4 million of revenues from acquired businesses and $73.9 million related to the unfavorable impact of changes in foreign currency exchange rates, net sales for the third quarter decreased 21.5%. Volume based on metal pounds sold, without the impact of incremental volume from acquired businesses, decreased 20.5% in the third quarter of 2009 compared to 2008, and was down 7.3% compared to the second quarter of 2009.
Operating income before items was $49.4 million in the third quarter of 2009 compared to $121.4 million in the third quarter of 2008, a decrease of $72.0 million or 59.3%. The decrease in operating income was principally the result of a significant decline in prices in response to lower overall demand in many of the Company’s end markets, lower capacity utilization, and the unfavorable impact of changes in foreign currency translation, partially offset by lower selling, general and administrative expenses resulting from continuous cost improvement efforts. Operating margin before items was 4.6% in the third quarter of 2009, a decrease of approximately 380 basis points from the operating margin of 8.4% in the third quarter of 2008 on a metal-adjusted basis.
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GENERAL CABLE REPORTS THIRD QUARTER RESULTS

Gregory B. Kenny, President and Chief Executive Officer of General Cable, said, “The Company is facing a demand environment in North America which is much worse than the last recession earlier this decade, while demand in Iberia is off nearly 50%. Despite the significant contraction in our end markets, the actions we have taken over the last few years to geographically diversify the business and expand our product portfolio have enabled us to continue to report positive earnings and cash flows. The strong performance of our ROW segment in the third quarter demonstrates the benefit of our strategy to grow disproportionately in countries now developing their infrastructure. We have dedicated significant resources focused on LEAN initiatives over the years which are helping the Company through this difficult period. Over the last year, we have accelerated the removal of fixed costs which we expect should provide strong operating leverage over the next cycle.”
Liquidity and Share Repurchase
Despite a substantial increase in metal prices, net debt was $764.4 million at the end of the third quarter, down $187.3 million from the end of the second quarter of 2009. This decrease is principally the result of positive earnings coupled with reductions in working capital in each of the Company’s geographic segments more than offsetting capital expenditures. The Company continues to maintain adequate liquidity to fund operations, which could include increased working capital requirements as a result of higher metal costs, internal growth, and continuing product and geographic expansion opportunities. During the third quarter of 2009, the Company made no common share repurchases.
Fourth Quarter 2009 Outlook and Macro Trends
Kenny continued, “As we look forward, we expect the developing economies we serve to perform relatively better than the developed economies of the world. Business conditions in Latin America, Africa and Southeast Asia are being buoyed by commodities, mining and infrastructure investment, aided by somewhat better credit markets. In the U.S., we expect continuing declines in non-residential construction spending as well as a residential construction market that will recover slowly. These are direct or indirect end markets for many of our products. After over a decade of exceptional growth, Spain continues to suffer from a severe correction in their construction markets and nearly 20% unemployment. We do not expect that this market will return to growth quickly. Finally, with industrial companies in the United States using less electricity for the last two years, we do not expect electric utility spending on the distribution network to increase next year in any meaningful way. However, we do expect the U.S. transmission and wind farm segments to begin to improve as the Stimulus Bill begins to gain traction over the next year. The continuing impact of weak demand and rapidly increasing metal costs will further pressure earnings in the fourth quarter. As a result of these ongoing weak conditions, the Company will reduce production further in the fourth quarter. This also will negatively impact our earnings in the fourth quarter while at the same time position the Company to be able to benefit from upside earnings leverage when conditions improve in our end markets. We are encouraged, however, by early indicators of economic recovery beginning to be discussed by major industrial companies as recovery in the economy and construction markets should eventually lead to meaningful improvements in wire and cable demand. For the fourth quarter, the Company expects to report earnings before the impact of non-cash convertible interest expense in the range of $0.20 to $0.30 per share while revenues are expected to be approximately $1.05 to $1.10 billion,” Kenny concluded. A reconciliation of expected GAAP earnings per share is as follows:
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GENERAL CABLE REPORTS THIRD QUARTER RESULTS

	Q4 2009	Q4 2008
	Guidance	Actual
GAAP earnings per share	$0.05 - $0.15	$0.21
LCM/LIFO inventory accounting related items	—	0.18
Non-cash convertible interest expense	0.15	0.13

Adjusted Non-GAAP earnings per share	$0.20 - $0.30	$0.52

Preferred Stock Dividend
In accordance with the terms of the Company’s 5.75% Series A Convertible Redeemable Preferred Stock, the Board of Directors has declared a regular quarterly preferred stock dividend of approximately $0.72 per share. The dividend is payable on November 24, 2009 to preferred stockholders of record as of the close of business on October 31, 2009. The Company expects the quarterly dividend payment to be less than $0.1 million.
Reconciliation of Non-GAAP Measures
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we discuss in this earnings release earnings per share and operating income for the third quarter of 2009 and 2008 as adjusted for the impact of net last-in first-out (LIFO) and lower of cost or market (LCM) inventory accounting related items and the non-cash interest expense impact of the change in accounting for convertible debt. These Company-defined adjusted measures are being provided because management believes they are useful in analyzing the underlying operating performance of the business. These measures may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to accounting principles generally accepted in the United States. A reconciliation of earnings per share as reported and operating income as reported to adjusted non-GAAP earnings per share and adjusted non-GAAP operating income follows:
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GENERAL CABLE REPORTS THIRD QUARTER RESULTS

	Third Quarter EPS
	2009	2008
EPS as Reported	$0.31	$0.94
Adjustments to reconcile EPS:
Non-cash convertible interest expense	0.15	0.13
LCM/LIFO inventory accounting related items	0.09	0.09

Adjusted Non-GAAP EPS	$0.55	$1.16

	Third Quarter Operating Income
	(in millions)
	2009	2008
Operating Income as Reported	$42.8	$113.8
Adjustments to reconcile operating income:
LCM/LIFO inventory accounting related items:

North America	0.6	(3.0)
Europe and North Africa	4.9	2.8
ROW	1.1	7.8

Adjusted Non-GAAP Operating Income	$49.4	$121.4

General Cable will discuss third quarter results on a conference call and webcast at 8:30 a.m. ET, October 26, 2009. For more information please see our website at www.generalcable.com.
General Cable Corporation (NYSE:BGC), a Fortune 500 Company, is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, and communications markets. Visit our website at www.generalcable.com.
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GENERAL CABLE REPORTS THIRD QUARTER RESULTS

Certain statements in this press release, including, without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors include the economic strength and competitive nature of the geographic markets that the Company serves; economic, political and other risks of maintaining facilities and selling products in foreign countries including the impact of significant fluctuations in the value of the U.S. dollar against foreign currencies; changes in industry standards and regulatory requirements; advancing technologies, such as fiber optic and wireless technologies; volatility in the price of copper and other raw materials, as well as fuel and energy and the Company’s ability to reflect such volatility in its selling prices; interruption of supplies from the Company’s key suppliers; compliance with foreign and U.S. laws applicable to our international operations; potential adverse impact from environmental liabilities; risks from liabilities assumed in acquisitions; substantial indebtedness could adversely affect our business and financial condition; potential cross-defaults on our financing arrangements if we fail to comply with covenants and other provisions of financing arrangements; impact of a downgrade in our financial strength; the failure to negotiate extensions of the Company’s labor agreements on acceptable terms; the Company’s ability to increase manufacturing capacity and achieve productivity improvements; the Company’s dependence upon distributors and retailers for non-exclusive sales of certain of the Company’s products; pricing pressures in the Company’s end markets; the Company’s ability to maintain the uncommitted accounts payable or accounts receivable financing arrangements in its European operations; the impact of any additional charges in connection with plant closures and the Company’s inventory accounting practices; the impact of certain asbestos litigation, unexpected judgments or settlements and environmental liabilities; the ability to successfully identify, finance and integrate acquisitions; the impact of terrorist attacks or acts of war which may affect the markets in which the Company operates; the Company’s ability to retain key employees; the Company’s ability to service debt requirements and maintain adequate domestic and international credit facilities and credit lines; the impact on the Company’s operating results of its pension accounting practices; volatility in the market price of the Company’s common stock all of which are more fully discussed in the Company’s Report on Form 10-K/A filed with the Securities and Exchange Commission on May 8, 2009 as well as periodic reports filed with the Commission.
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TABLES TO FOLLOW
Release No. 0625
10/26/09

Exhibit 99
General Cable Corporation and Subsidiaries
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Fiscal Months Ended		Nine Fiscal Months Ended
	October 2,	September 26,	October 2,	September 26,
	2009	2008	2009	2008
Net sales	$1,081.8	$1,626.0	$3,256.2	$4,937.2

Cost of sales	957.7	1,416.2	2,767.9	4,287.4

Gross profit	124.1	209.8	488.3	649.8

Selling, general and administrative expenses	81.3	96.0	258.0	290.1

Operating income	42.8	113.8	230.3	359.7

Other income (expense)	0.9	(10.9)	11.0	(11.3)

Interest income (expense):
Interest expense	(21.4)	(26.4)	(66.0)	(75.2)
Interest income	0.9	3.8	2.7	10.1

	(20.5)	(22.6)	(63.3)	(65.1)

Income before income taxes	23.2	80.3	178.0	283.3

Income tax provision	(3.9)	(25.3)	(53.4)	(96.5)

Equity in earnings of affiliated companies	0.1	1.5	0.4	4.3

Net income including noncontrolling interest	19.4	56.5	125.0	191.1

Less: preferred stock dividends	0.1	0.1	0.3	0.3

Less: net income attributable to noncontrolling interest	2.9	5.9	7.1	12.7

Net income attributable to Company common shareholders	$16.4	$50.5	$117.6	$178.1

Earnings per share

Earnings per common share — basic	$0.32	$0.96	$2.27	$3.38

Weighted average common shares — basic	52.0	52.8	51.9	52.7

Earnings per common share- assuming dilution	$0.31	$0.94	$2.23	$3.27

Weighted average common shares- assuming dilution	52.9	53.7	52.8	54.6

General Cable Corporation and Subsidiaries
Consolidated Statements of Operations
Segment Information
(in millions)
(unaudited)

	Three Fiscal Months Ended		Nine Fiscal Months Ended
	October 2,	September 26,	October 2,	September 26,
	2009	2008	2009	2008
Revenues (as reported)
North America	$364.2	$578.2	$1,127.8	$1,747.5
Europe and North Africa	361.5	537.0	1,133.6	1,690.6
Rest of World	356.1	510.8	994.8	1,499.1

Total	$1,081.8	$1,626.0	$3,256.2	$4,937.2

Revenues (metal adjusted)
North America	$364.2	$518.3	$1,127.8	$1,413.2
Europe and North Africa	361.5	479.7	1,133.6	1,397.8
Rest of World	356.1	446.4	994.8	1,147.9

Total	$1,081.8	$1,444.4	$3,256.2	$3,958.9

Metal Pounds Sold
North America	71.7	95.1	235.2	290.2
Europe and North Africa	67.0	93.2	221.4	265.8
Rest of World	88.2	97.2	265.1	300.0

Total	226.9	285.5	721.7	856.0

Operating Income
North America	$4.8	$33.9	$56.5	$97.6
Europe and North Africa	9.6	36.6	73.2	134.8
Rest of World	28.4	43.3	100.6	127.3

Total	$42.8	$113.8	$230.3	$359.7

Return on Metal Adjusted Sales
North America	1.3%	6.5%	5.0%	6.9%
Europe and North Africa	2.7%	7.6%	6.5%	9.6%
Rest of World	8.0%	9.7%	10.1%	11.1%
Total Company	4.0%	7.9%	7.1%	9.1%

Capital Expenditures
North America	$5.3	$15.1	$21.3	$36.5
Europe and North Africa	9.1	24.0	63.7	70.3
Rest of World	8.8	17.4	25.3	42.7

Total	$23.2	$56.5	$110.3	$149.5

Depreciation & Amortization
North America	$8.8	$8.8	$26.2	$26.9
Europe and North Africa	9.4	8.0	25.3	23.0
Rest of World	8.5	8.4	26.2	23.7

Total	$26.7	$25.2	$77.7	$73.6

Revenues by Major Product Lines
Electric Utility	$394.0	$552.2	$1,144.4	$1,690.6
Electrical Infrastructure	261.5	430.5	843.1	1,258.2
Construction	249.7	340.8	733.2	1,147.6
Communications	125.0	236.6	422.8	659.1
Rod Mill Products	51.6	65.9	112.7	181.7

Total	$1,081.8	$1,626.0	$3,256.2	$4,937.2

GENERAL CABLE CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except share data)

	October 2,	December 31,
	2009	2008
	(unaudited)
Assets

Current Assets:
Cash and cash equivalents	$452.2	$282.6
Receivables, net of allowances of $25.1 million at October 2, 2009 and $19.3 million at December 31, 2008	926.3	1,032.0
Inventories	962.3	953.2
Deferred income taxes	117.3	132.3
Prepaid expenses and other	80.0	71.5

Total current assets	2,538.1	2,471.6

Property, plant and equipment, net	1,003.9	880.9
Deferred income taxes	12.2	56.0
Goodwill	161.9	171.9
Intangible assets, net	196.7	201.8
Unconsolidated affiliated companies	9.1	7.5
Other non-current assets	46.8	46.7

Total assets	$3,968.7	$3,836.4

Liabilities and Shareholders’ Equity

Current Liabilities:
Accounts payable	$747.6	$757.2
Accrued liabilities	355.0	423.3
Current portion of long-term debt	132.2	230.5

Total current liabilities	1,234.8	1,411.0

Long-term debt	1,084.4	1,023.5
Deferred income taxes	130.6	133.6
Other liabilities	253.1	276.2

Total liabilities	2,702.9	2,844.3

Commitments and Contingencies

Shareholders’ Equity:
Redeemable convertible preferred stock, at redemption value (liquidation preference of $50.00 per share)
October 2, 2009 - 76,202 outstanding shares
December 31, 2008 - 76,233 outstanding shares	3.8	3.8
Common stock, $0.01 par value, issued and outstanding shares:
October 2, 2009 - 51,979,812 (net of 6,186,510 treasury shares)
December 31, 2008 - 51,775,200 (net of 6,177,498 treasury shares)	0.6	0.6
Additional paid-in capital	495.8	486.6
Treasury stock	(73.3)	(71.9)
Retained earnings	715.6	597.9
Accumulated other comprehensive loss	(18.0)	(146.0)

Total Company shareholders’ equity	1,124.5	871.0

Noncontrolling interest	141.3	121.1

Total Equity	1,265.8	992.1

Total liabilities and shareholders’ equity	$3,968.7	$3,836.4